UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 18, 2006
PRA INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51029 (Commission File No.)	54-2040171 (I.R.S. Employer Identification No.)
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190
(Address of principal executive offices) (ZIP Code)
Registrant’s telephone number, including area code:
(703) 464-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 18, 2006, the board of directors of PRA International amended our policy for 2006 director compensation, increasing the additional cash compensation of our audit committee chair to $20,000 from 15,000. In addition, for attendance at each board and audit committee meeting, non-employee directors who are not affiliated with Genstar Capital III, L.P. will now receive the fixed fee of $2,000 instead of $1,500 (and $1,000 instead of $750 for attending telephonically). The other components of our director compensation policy remain unchanged. Non-employee directors who are not affiliated with Genstar will receive a $35,000 annual retainer and a $1,500 fixed fee for attending each compensation and nominating and corporate governance committee meeting ($750 for attending telephonically). Chairs of committees other than the audit committee will receive an additional $10,000 per year. Non-employee directors who are not affiliated with Genstar will receive an initial award of options exercisable for 40,000 shares of common stock and an additional award of options exercisable for 10,000 shares after each year of service. We also reimburse our directors for their expenses incurred in connection with attending board and committee meetings. Our chief executive officer, Patrick K. Donnelly, is not separately compensated for his service as director.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRA INTERNATIONAL
Date: January 20, 2006	By:	/s/ Spiro Fotopoulos
Spiro Fotopoulos
Managing Attorney